PRESIDENT - ROBERT C. BARG VICE PRESIDENTS RANDOLPH K. GREEN JOHN G. HATTNER MICHELLE F. HERRERA C. H. (SCOTT) REES lll DANNY D. SIMMONS ERIC J. STEVENS JOSEPH M. WOLFE

Exhibit 23.7 (Part 1 of 2)

June 16, 2020

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in this Registration Statement on Form F-4 filed Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4 – Information on the company – Infrastructure of PEMEX – Exploration and Production – Reserves,” and “Item 19 – Exhibits – Documents filed as exhibits to this Form 20-F” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2019 (the “Form 20-F”); and (c) incorporation by reference in the Form F-4 of our report of third party dated April 15, 2020 (the “Report”), describing our review of the estimates of Petróleos Mexicanos’ proved oil, condensate, natural gas, and oil equivalent reserves, as of January 1, 2020, for 18 fields located in the Cantarell and Ku-Maloob-Zaap business units in the Marine regions of Mexico, which audit letter was originally field as Exhibit 10.3 (1 of 2) to the Form 20-F. The estimates included in the Report were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By: /s/ Robert C. Barg

        Robert C. Barg, P.E.

        President

RCB:LMS

2100 ROSS AVENUE, SUITE 2200 ● DALLAS, TEXAS 75201-2737 ● PH: 214-969-5401 ● FAX: 214-969-5411

PRESIDENT - ROBERT C. BARG VICE PRESIDENTS RANDOLPH K. GREEN JOHN G. HATTNER MICHELLE F. HERRERA C. H. (SCOTT) REES lll DANNY D. SIMMONS ERIC J. STEVENS JOSEPH M. WOLFE

Exhibit 23.7 (Part 2 of 2)

June 16, 2020

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in this Registration Statement on Form F-4 filed Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4 – Information on the company – Infrastructure of PEMEX – Exploration and Production – Reserves,” and “Item 19 – Exhibits – Documents filed as exhibits to this Form 20-F” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2019 (the “Form 20-F”); and (c) the incorporation by reference in the Form F-4 of our audit letter dated April 15, 2020 (the “Report”), describing our review of the estimates of Petróleos Mexicanos’ proved oil, condensate, natural gas, and oil equivalent reserves, as of January 1, 2020, for 46 fiels located in the Cinco Presidentes and Macuspana-Muspac business units in the Southern regions of Mexico, which audit letter was originally field as Exhibit 10.3 (2 of 2) to the Form 20-F. The estimates included in our Report were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By: /s/ Robert C. Barg

        Robert C. Barg, P.E.

        President

RCB:LMS

2100 ROSS AVENUE, SUITE 2200 ● DALLAS, TEXAS 75201-2737 ● PH: 214-969-5401 ● FAX: 214-969-5411